UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2006

FIBERTOWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street Suite 4800 San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 659-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

See “Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for a description of (i) the Indenture, dated as of November 9, 2006 (the “Indenture”), between FiberTower Corporation (the “Company”), as issuer, each of the Company’s existing and future domestic restricted subsidiaries (the “Guarantors”), and Wells Fargo Bank, National Association, as trustee, governing the terms of the Company’s 9.00% Convertible Senior Secured Notes due 2012 (the “Notes”), (ii) the Registration Rights Agreement, dated as of November 9, 2006 (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers, (iii) the Escrow and Security Agreement, dated as of November 9, 2006 (the “Escrow Agreement”), among the Company, Wells Fargo Bank, National Association, as trustee under the Indenture, and Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), and (iv) the Pledge and Security Agreement, dated as of November 9, 2006 (the “Security Agreement”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as collateral agent.  The information included in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation

On November 9, 2006, the Company completed the issuance and sale of the Notes.  As previously reported, pursuant to the Purchase Agreement dated as of October 25, 2006 (the “Purchase Agreement”), between the Company, the Guarantors and Jefferies & Company, Inc. and Deutsche Bank Securities Inc. (collectively, the “Initial Purchasers”), the Company agreed to sell $350,000,000 aggregate principal amount of Notes to the Initial Purchasers in a private placement (the “Offering”) exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  In addition, the Company granted to the Initial Purchasers, pursuant to the Purchase Agreement, a 30-day option to purchase up to $52.5 million additional aggregate principal amount of Notes.  The Initial Purchasers exercised this option, thereby resulting in the sale of $402,500,000 aggregate principal amount of the Notes on November 9, 2006.

The Company issued the Notes pursuant to the Indenture.  The Notes are fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, on a senior secured basis by each of the Guarantors.  The Guarantees may be released in certain instances.  The Notes and the Guarantees were resold by the Initial Purchasers in private transactions in conformance with Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes and the Guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file a shelf registration statement (the “Shelf Registration Statement”) with the SEC covering the resale of the Notes, the Guarantees and the shares of common stock issuable upon conversion of the Notes.  The Company and the Guarantors are required to file this Shelf Registration Statement within 90 days after the first date of original issuance of the Notes, or November 9, 2006.  The Company and the Guarantors have also agreed to use their commercially reasonable efforts to have the Shelf Registration Statement become effective within 180 days of the first date of original issuance of the Notes.  The Company and the Guarantors will be required to pay liquidated damages if they fail to register the Notes, the Guarantees and the common stock issuable upon conversion of the Notes within, or to keep the Shelf Registration Statement effective during, certain specified time periods.

The Company used a portion of the net proceeds from the Offering of $389.5 million to fund the escrow account described below, and expects to use the remainder to fund its capital expenditures to expand its network footprint and open additional markets, and for general corporate purposes.

The Notes were issued at 100% of their principal amount and will mature on November 15, 2012.  Unless the Notes are previously redeemed or converted, the Company will redeem the Notes at 125.411% of their principal amount on November 15, 2012.  The Notes bear interest at 9.00% per annum on the principal amount accruing from November 9, 2006, payable semi-annually in arrears in cash on May 15 and November 15 of each year, beginning May 15, 2007.  Interest on the first four interest payment dates will be paid out of the escrow account described below.  If no default has occurred and is continuing, then on any or all of the next four interest payment dates after the fourth interest payment date, the Company may elect to make payments of interest in additional notes in a principal amount equal to such interest amount, provided that the interest rate applicable to the Notes for the period to which such interest payment relates will be 2.0% higher than the interest rate otherwise applicable to the Notes. Thereafter, interest on the Notes will only be payable in cash.

The Notes and the Guarantees are the Company’s and the Guarantors’ senior secured obligations and rank pari passu in right of payment to all of the Company’s and the Guarantors’ existing and future senior indebtedness. In addition, the Notes rank senior to any of the Company’s and the Guarantors’ existing and future subordinated indebtedness.

On November 9, 2006, the Company deposited a portion of the net proceeds realized from the sale of the Notes into an escrow account held by the Escrow Agent, for the benefit of the holders of the Notes (the “Holders”) pursuant to the terms of the Escrow Agreement, which funds, together with proceeds of the investment thereof, will be sufficient to make the first four interest payments on the Notes and are pledged as additional collateral to secure the Notes (and only the Notes). Funds in the escrow account, together with the proceeds from the investment thereof, will be sufficient to make the first four interest payments on the Notes. The escrowed interest may only be used to make such interest payments, or to make such other payments as required by the Indenture.

The Notes and the Guarantees are secured, to the extent permitted by law, pursuant to the terms of the Security Agreement, by a first priority pledge (subject to permitted liens) of substantially all of the assets of the Company and the Guarantors, other than certain excluded assets, and by a first priority pledge (subject to permitted liens) of the stock of all of the Guarantors, subject, in each case, to (1) a prior lien to secure a working capital facility up to an aggregate principal amount of $50.0 million and (2) at any time after the Company’s Field EBITDA has equaled or exceeded $75.0 million, on an annualized basis, for two consecutive fiscal quarters for which financial statements are available, a pari passu lien on such assets and capital stock (other than the assets and capital stock of the subsidiaries that hold the Company’s 24GHz or 39GHz FCC licenses) to secure up to $250.0 million of other indebtedness in an amount equal to 1.5 times the amount of net cash proceeds from the issuance of equity interests (other than disqualified stock) after the date of the Indenture (other than resulting from the conversion of the Notes), in each case pursuant to the terms of an intercreditor agreement.

The Notes are not redeemable before November 15, 2010. If the Company’s common stock has traded at or above 150% of the then effective conversion price for 20 of any 30 consecutive trading days and the daily trading volume for each such trading day which, when multiplied by the closing sale price for such trading day, equals at least $8.0 million, the Company may redeem any of the Notes, in whole or in part, at any time on or after November 15, 2010.

Holders of the Notes may convert the Notes into shares of the Company’s common stock at an initial conversion rate equal to 120.627 shares of common stock per $1,000 principal amount of Notes (representing an initial conversion price of approximately $8.29 per share), in each case subject to adjustment, at any time after 90 days from the initial issue date of the Notes until the close of business on the business day immediately preceding the final maturity date. Upon conversion, the Company will deliver shares of its common stock and cash in respect of any fractional shares.  Holders who convert their Notes prior to November 15, 2009 or convert their Notes prior November 15, 2010 in connection with certain designated events will receive a make-whole premium on the Notes such Holders convert.

The Notes will contain certain antidilution provisions that will cause the conversion price of the Notes to be reduced and the conversion rate to be increased (i) upon certain issuances or sales of the Company’s common stock or securities convertible into or exercisable or exchangeable for shares of the Company’s common stock with aggregate proceeds of $25.0 million or more within two years of the date of the Indenture and (ii) if the Company has not consummated common stock issuances or sales for aggregate proceeds of at least $50.0 million meeting certain requirements within two years after the date of the Indenture.

The Company’s obligation to issue shares of common stock upon conversions of the Notes and in payment of any make-whole premiums is capped at 28,767,197 shares unless, prior to an issuance that would exceed such number of shares, the Company has obtained stockholder approval for such issuance in accordance with Nasdaq Marketplace rules.

The Indenture contains covenants that restrict the ability of the Company and its subsidiaries to borrow additional money, to make certain restricted payments, including, but not limited to, paying dividends on the Company’s stock or its restricted subsidiaries’ stock, or issuing, selling or repurchasing the Company’s stock or its restricted subsidiaries’ stock, to transfer or sell assets, to create liens, to create restrictions on the ability of the Company’s subsidiaries to pay dividends or make loans to the Company, to merge or consolidate, to enter into transactions with affiliates, and to engage in certain business activities.  These limitations are subject to a number of important qualifications and exceptions.

If an event of default on the Notes has occurred and is continuing, the aggregate accreted principal amount of the Notes, plus any accrued and unpaid interest, and liquidated damages, if any, may be declared immediately due and payable. These amounts automatically become due and payable upon certain events of default.

The descriptions of the provisions of the Purchase Agreement, the Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Escrow Agreement and the Security Agreement set forth above in Items 1.01 and 2.03 of this Current Report on Form 8-K are qualified in their entirety by reference to the full and complete terms of such agreements, copies of which are attached to this report as exhibits hereto.

Item 3.02               Unregistered Sales of Equity Securities

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of November 9, 2006, among FiberTower Corporation, as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee.
4.2	Form of 9.00% Convertible Senior Secured Notes due 2012, including the form of Guarantee (included in Exhibit 4.1).
10.1	Purchase Agreement, dated as of October 25, 2006, among the FiberTower Corporation, the guarantors named therein, and Jefferies & Company, Inc. and Deutsche Bank Securities Inc.
10.2	Registration Rights Agreement, dated as of November 9, 2006, among FiberTower Corporation, the guarantors named therein, and Jefferies & Company, Inc. and Deutsche Bank Securities Inc.
10.3

Escrow Agreement, dated as of November 9, 2006, among FiberTower Corporation, Wells Fargo Bank, National Association, as trustee under the Indenture, and Wells Fargo Bank, National Association, as escrow agent.

10.4	Pledge and Security Agreement, dated as of November 9, 2006, among FiberTower Corporation, the subsidiary grantors named therein, and Wells Fargo Bank, National Association, as collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERTOWER CORPORATION
Date: November 15, 2006	By:	/s/ THOMAS A. SCOTT
Name: Thomas A. Scott
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of November 9, 2006, among FiberTower Corporation, as issuer, the guarantors named therein, and Wells Fargo Bank, National Association, as trustee.
4.2	Form of 9.00% Convertible Senior Secured Notes due 2012, including the form of Guarantee (included in Exhibit 4.1).
10.1	Purchase Agreement, dated as of October 25, 2006, among FiberTower Corporation, the guarantors named therein, and Jefferies & Company, Inc. and Deutsche Bank Securities Inc.
10.2	Registration Rights Agreement, dated as of November 9, 2006, among FiberTower Corporation, the guarantors named therein, and Jefferies & Company, Inc. and Deutsche Bank Securities Inc.
10.3

Escrow Agreement, dated as of November 9, 2006, among FiberTower Corporation, Wells Fargo Bank, National Association, as trustee under the Indenture, and Wells Fargo Bank, National Association, as escrow agent.

10.4	Pledge and Security Agreement, dated as of November 9, 2006, among FiberTower Corporation, the subsidiary grantors named therein, and Wells Fargo Bank, National Association, as collateral agent.